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                              CONSENT OF J. H. COHN LLP

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Apartment Investment and Management Company ("AIMCO") of our report dated April 26, 1995 with respect to the financial statements of Marlboro Greens Limited Partnership as of and for the year ended December 31, 1994, which are incorporated by reference from AIMCO's Current Report on Form 8-K, dated April 16, 1997, as amended, previously filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


                                                 /s/ J. H. Cohn LLP

                                                 J. H. COHN LLP




Roseland, New Jersey
April 28, 1997